UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SEMLER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SEMLER SCIENTIFIC, INC.
2340-2348 Walsh Avenue, Suite 2344
Santa Clara, CA 95051
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 19, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Semler Scientific, Inc., a Delaware corporation to be held on Thursday, October 19, 2023 at 9:00 a.m. Pacific Daylight Time. The annual meeting will be held virtually at a unique link received after registering at http://www.viewproxy.com/Semler/2023/htype.asp for the following purposes:
1.
To elect Eric Semler as a Class II director to hold office until the 2026 annual meeting of stockholders and until his respective successor is duly elected and qualified or until his earlier resignation, death or removal;

2.
To approve, on an advisory vote, the compensation of our named executive officers;

3.
To approve an amendment to our amended and restated certificate of incorporation to limit the liability of certain company officers as permitted by recent amendments to Delaware law;

4.
To ratify the selection by the audit committee of our board of directors of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2023; and

5.
To conduct any other business properly brought before the annual meeting or any adjournments or postponements of the annual meeting.

These items of business are more fully described in the proxy statement accompanying this notice.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEE AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.
The record date for the annual meeting is September 1, 2023. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof. At the time and date of the annual meeting, stockholders will be able to inspect a list of stockholders of record for any purpose germane to the annual meeting. Stockholders may also request to view a list of stockholders of record for ten days prior to the annual meeting by sending an email to secretary@semlerscientific.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on October 19, 2023 at 9:00 a.m. Pacific Daylight Time virtually at a unique link received after registering at http://www.viewproxy.com/Semler/2023/htype.asp

The proxy statement and annual report to stockholders are available at http://www.viewproxy.com/Semler/2023
By Order of the Board of Directors
/s/ Renae Cormier

Renae Cormier
Corporate Secretary
Santa Clara, California
September 8, 2023
You are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting virtually, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote during the meeting if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SEMLER SCIENTIFIC, INC.
2340-2348 Walsh Avenue, Suite 2344
Santa Clara, CA 95051
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
WHY AM I RECEIVING THESE MATERIALS?
We have sent you these proxy materials because the board of directors of Semler Scientific, Inc. is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about September 8, 2023 to all stockholders of record entitled to vote at the annual meeting.
HOW DO I ATTEND THE ANNUAL MEETING?
The annual meeting will be held on Thursday October 19, 2023 at 9:00 a.m. Pacific Daylight Time in a virtual meeting format only, live via the internet and can be accessed via a unique link received after registering at http://www.viewproxy.com/Semler/2023/htype.asp. We encourage you to access the annual meeting prior to the start time. Both stockholders of record and beneficial owners will need to register to be able to attend the virtual annual meeting, submit their questions during the annual meeting and vote their shares electronically at the annual meeting by following the instructions below:
If you are a stockholder of record, you must:
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Register at http://www.viewproxy.com/Semler/2023/htype.asp by 11:59 p.m. Eastern Daylight Time on October 16, 2023. You will need to click “Registration for Registered Holders” and enter your name, phone number, mailing address, email address and indicate if you plan to vote at the annual meeting as part of the registration, following which, you will receive an email confirming your registration and a unique link to attend the annual meeting. Two days prior to the annual meeting, you will receive the password you will need in order to attend the annual meeting.

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On the day of the annual meeting, if you have properly registered, you can access the annual meeting by clicking on the unique link received via your email confirmation and enter the password emailed to you two days prior to the meeting. You will need the virtual control number assigned to you in order to vote your shares. You can find your virtual control number on your proxy card.

If you are a beneficial owner, you must:
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Obtain a valid proxy from your broker, bank or other agent.

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Register at http://www.viewproxy.com/Semler/2023/htype.asp by 11:59 p.m. Eastern Daylight Time on October 16, 2023. You will need to click “Registration for Beneficial Holders” and enter your name, phone number, mailing address, email address and indicate if you plan to vote at the annual meeting. If you plan to vote your shares at the annual meeting, you will also need to provide a copy of your legal proxy that you obtain from your bank or broker (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration. If you plan to attend the annual meeting but not vote your shares, you will need to demonstrate proof of ownership by providing a copy of your legal proxy, a copy of your voter instruction form, proxy card or current broker statement (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com). After completing your registration, you will receive an email confirming your registration and a unique link to attend the annual meeting. Two days prior to the annual meeting, you will receive the password you will need in order to attend the annual meeting.
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On the day of the annual meeting, if you have properly registered, you can access the annual meeting by clicking on the unique link received via your email confirmation and enter the password emailed to you two days prior to the meeting. You will need the virtual control number emailed to you following your registration in order to vote your shares.

Further instructions on how to attend the annual meeting via live audio webcast, including how to vote your shares electronically at the annual meeting, are posted on http://www.viewproxy.com/Semler/2023/htype.asp under “2023 Annual Meeting FAQ’s.”
WHAT IF I HAVE TECHNICAL DIFFICULTIES DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING?
If you encounter any difficulties accessing the virtual meeting, please email VirtualMeeting@viewproxy.com.
The platform we are using for the live audio webcast for the annual meeting will require a software installation or the ability to run a temporary application in order for you to join the live audio webcast for the annual meeting.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on September 1, 2023 will be entitled to vote at the annual meeting. On this record date, there were 6,873,196 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 1, 2023 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on September 1, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual meeting unless you request and obtain a valid proxy from your broker or other agent.
WHAT AM I VOTING ON?
There are four matters scheduled for a vote:
1.
Election of Eric Semler as a Class II director to hold office until the 2026 annual meeting of stockholders and until his respective successor is duly elected and qualified or until his earlier resignation, death or removal;

2.
Approval on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

3.
Approval of an amendment to our amended and restated certificate of incorporation to limit the liability of certain company officers as permitted by recent amendments to Delaware law; and

4.
Ratification of selection by the audit committee of our board of directors of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?
Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.
HOW DO I VOTE?
You may either vote “For” the nominee to our board of directors or you may “Withhold” your vote for the nominee. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote during the meeting even if you have already voted by proxy.
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To vote during the annual meeting, follow the instructions above under “How do I attend the annual meeting?” join the annual meeting via the unique link received after registering at http://www.viewproxy.com/Semler/2023/htype.asp and follow the instructions posted there. Please have your virtual control number available.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on October 18, 2023 to be counted.

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To vote through the internet, go to www.AALvote.com/SMLR to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on October 18, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of our common stock that you own as of September 1, 2023.
WHAT HAPPENS IF I DO NOT VOTE?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or during the virtual annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares for the nominee in Proposal 1, nor on Proposals 2 or 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instruction.
WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director, “For” the advisory vote on executive compensation, “For” the approval of the amendment of our amended and restated certificate of incorporation, and “For” the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to our corporate secretary at 2340-2348 Walsh Avenue, Suite 2344, Santa Clara, California 95051.

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You may attend the annual meeting and vote via live webcast. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
WHEN ARE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS DUE FOR NEXT YEAR’S ANNUAL MEETING?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 11, 2024 to our corporate secretary; 2340-2348 Walsh Avenue, Suite 2344, Santa Clara, California 95051. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between June 21, 2024 and July 21, 2024.
In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: for Proposal 1 (election of directors), votes “For,” “Withhold” and broker non-votes; and for Proposals 2, 3 and 4, votes “For,” “Against,” abstentions and broker non-votes. Abstentions and broker non-votes have no effect on Proposals 1, 2 and 4, but will have the effect of an “Against” vote on Proposal 3.
WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Class II director	Nominee receiving the most “For” votes	None	None
2	Advisory vote on executive compensation	Majority of votes cast “For”	None	None
3	Approval of amendment of our amended and restated certificate of incorporation	Majority of shares outstanding vote “For”	Against	Against
4	Ratification of BDO USA, P.C. as Independent Registered Public Accounting Firm for Fiscal 2023	Majority of votes cast “For”	None	None

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the annual meeting. On the record date, there were 6,873,196 shares outstanding and entitled to vote. Thus, the holders of 3,436,599 shares must be present or represented by proxy at the annual meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the annual meeting to another date.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?
This proxy statement, the proxy card and the annual report to stockholders are available at http://www.viewproxy.com/Semler/2023.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors is currently divided into three classes and each class has a three-year term. The director to be elected and qualified will hold office until the annual meeting of stockholders in 2026 and until his respective successor is elected, or, if sooner, until the director’s death, resignation or removal. Vacancies on our board of directors may be filled by persons elected by a majority of the directors then in office, although less than a quorum. A director elected by our board of directors to fill a vacancy in a class serves the full term of that class, and until such director’s successor has been elected and qualified or until his or her earlier death, resignation or removal.
Our board of directors presently has five members. After the annual meeting, our board of directors will have four members and one vacancy in Class II as Dr. Leibowitz is not seeking re-election as a Class II director and there is only one nominee. The nominee listed below is currently a Class II director and has been selected by our board of directors as the nominee in accordance with the recommendation of the nominating committee. Mr. Semler was previously appointed to fill a newly created vacancy in Class II upon the entry into the April 2023 cooperation agreement with Mr. Semler and Mr. William H.C. Chang (who was appointed to be a Class I director). Our board currently has one Class I director, two Class II directors and two Class III directors. We do not have a formal policy regarding director or director nominee attendance at the annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present via live webcast or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee needs to receive the highest number of affirmative votes to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. The person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.
NOMINEE
The following is brief biography of the nominee for Class II director and a discussion of the specific experience, qualifications, attributes or skills of the nominee that led the nominating committee to recommend this person as nominee for Class II director, as of the date of this proxy statement.
The nominating committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the nominating committee has identified and evaluated nominees in the broader context of our board of directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of our board of directors. The brief biography below includes information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of the director or nominee that led the committee to believe that that nominee should continue to serve on our board of directors.
NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Eric Semler	58	Class II director Chairperson of our board
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF THE NOMINEE.
Eric Semler — Mr. Semler has served as a member of and chairperson of our board of directors since April 2023. Mr. Semler is a public and private market investor in technology and media. His long/short investment fund, TCS Capital Management, which he founded in 2001 and converted into a family office in 2017, was at its peak among the largest independent technology, media and telecom investment funds worldwide. Mr. Semler has helped unlock value for several public companies, including Angie’s List, DHI Group, Geeknet, Nielsen/NetRatings and Xueda Education Group, as an active shareholder and/or board member. He currently serves on the board of Fundstrat Global Advisors — an independent financial services firm. Mr. Semler has previously served on three public company boards: Angie’s List, the Maven and Geeknet.com. Mr. Semler began his career as a journalist working for the New York Times and for the Moscow News in Russia. He is the co-author of two books published by Harper Collins: The Language of Nuclear War and The Businessman’s Guide to Moscow. Mr. Semler is the founder and chairman of the Bronx Baseball Dreams Foundation, which is a charitable organization that helps underserved New York City youth develop baseball and academic skills to earn college baseball scholarships. In 2019, Mr. Semler and his wife Tracy founded and developed the Raising Fame podcast franchise, partnering with NBA parents Dell and Sonya Curry. The podcast is currently in development as a TV show co-hosted by Sonya Curry and Lucille O’Neal, the mother of Shaquille O’Neal. Mr. Semler received a B.A. from Dartmouth College and a J.D. and M.B.A. from Harvard University. We believe Mr. Semler’s deep expertise in capital allocation, corporate governance, strategic planning, and investment management qualify him to be a director of our company.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 (CLASS III) AND 2025 (CLASS I) ANNUAL MEETINGS
NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY, CLASS
William H.C. Chang	67	Class I director
Daniel S. Messina	67	Class III director
Douglas Murphy-Chutorian, M.D.	69	Class III director
William H.C. Chang — Mr. Chang has served as a member of our board since April 2023 and previously served on our board from September 2012 to June 2014. Mr. Chang serves as chairman of Westlake Realty Group and Westlake International Group where he has worked for more than 40 years. Mr. Chang is a partner in Digikey Investment Holdings. Mr. Chang is also a principal partner in the San Francisco Giants of Major League Baseball. Mr. Chang was former chairman of U.S. Rugby Football Union. Mr. Chang is currently on the board of Ensysce Biosciences, Inc. and previously served on the boards of the Asia Foundation and of the San Francisco Port and Social Services Commissions. Mr. Chang holds a Bachelor’s degree in Economics from Harvard University. We believe Mr. Chang’s involvement in numerous early stage medical and technology companies, with a particular focus on clean/green, M2M, mobile, and cloud based applications, both as an investor and director qualify him to be a director of our company.
Daniel S. Messina — Daniel S. Messina has served as a member of our board of directors since August 2020. Mr. Messina has nearly 40 years of broad business experience as both a healthcare system professional and a technology solutions entrepreneur. Mr. Messina is the co-founder of HandsFree Health, the creator of WellBe®, the premier voice enabled virtual health assistant platform designed to help individuals access their health and wellness resources from home. Prior to co-founding HandsFree Health in 2016, he was a partner of West Corporation’s health advocate division for ten years, and he concluded his time there as co-president. From 2002 to 2006, Mr. Messina was the president of Rendina Healthcare Real Estate. Before that, from 2000 to 2002, Mr. Messina served as chief executive officer and president of Magellan Health and from 1998 to 2000 as the chief financial officer and head of business strategy of Aetna Health. For the decade prior to that, he was vice president of Financial Reporting at Cigna Corporation. Mr. Messina began his career as a certified public accountant at Deloitte. Mr. Messina earned a Bachelor of Science in accounting from the University of Notre Dame. We believe Mr. Messina’s extensive experience in virtual health and healthcare systems qualifies him to be a director of our company.
Douglas Murphy-Chutorian, M.D. — Dr. Douglas Murphy-Chutorian has served as a member of our board of directors since September 2012, as our chief executive officer since October 2012 (except from April 1-27, 2023). Dr. Murphy-Chutorian has had broad, diverse career experience in healthcare over the past 30 years, spanning positions including clinician, academician, inventor, entrepreneur, chief executive officer, chairman of the board, and consultant to financial firms. From 2005 to 2012, he was managing director of Select Healthcare Capital, LLC. Dr. Murphy-Chutorian is a named inventor on more than 30 patents, and has guided more than 50 products through various regulatory approval processes. His business career has included extensive involvement in all facets of the medical industry from financial, research and development, manufacturing, marketing and sales, regulatory, reimbursement, and clinical trials. His breadth of healthcare experience includes all major sectors of the industry: medical devices, health services, pharmaceuticals, biotechnology and managed care. He received his B.A. and M.D. from Columbia University. He completed his internal medicine residency at New York University/Bellevue Medical Center and his fellowship in cardiology at Stanford University Medical Center. He has served as a faculty member in interventional cardiology at both Stanford and Montefiore Medical Center. Dr. Murphy-Chutorian’s experience as a cardiologist, inventor and executive, in particular formerly serving as our chief executive officer and currently serving as our chief executive officer, qualify him to be a director of our company.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF OUR BOARD OF DIRECTORS
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our outside counsel to ensure that our board of directors’ determinations is consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, our board of directors has affirmatively determined that the following three continuing directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Semler, Chang and Messina. In making this determination, our board of directors found that none of these directors had a material or other disqualifying relationship with our company.
In making such determinations, our board of directors considered the relationships that each such director has with our company, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each director.
BOARD LEADERSHIP STRUCTURE
Mr. Semler has served as chairperson of our board since April 2023. Our chief executive officer, who is also a director, is responsible for leading our management, employees and operations. Our board believes that the current leadership structure is efficient for a company of our size, and promotes good corporate governance. However, our board will continue to evaluate its leadership structure and may change it, if, in the opinion of the nominating committee and/or board of directors, a change is required by the needs of our business and operations.
We currently separate the roles of chief executive officer and chairperson of our board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairperson of our board of directors presides over meetings of our board of directors, including executive sessions of our board of directors, and performs oversight responsibilities. Separating the duties of the chair from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair runs meetings of our independent directors, facilitates communications between management and our board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time, which demonstrates our commitment to good corporate governance. Although the roles of chair and chief executive officer are currently separate, our nominating committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.
BOARD DIVERSITY
We comply with Nasdaq Rule 5605 by having one diverse director from an underrepresented minority background. As required by Nasdaq Rule 5606 as approved by the Securities and Exchange Commission (“SEC”) in August 2021, we are providing additional information about the gender and demographic diversity of our directors in the format required by such rule. The information in the matrices below are based solely on information provided by our current and former directors about their gender and demographic self-identification.

Board Diversity Matrix (As of September 8, 2023)
Total Number of Directors:
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
ROLE OF OUR BOARD IN RISK OVERSIGHT
One of our board’s key functions is informed oversight of our risk management process. Our board does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various board standing committees that address risks inherent in their respective areas of oversight. In particular, our board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to having responsibility for the oversight of the performance of our company’s internal audit function at the time it is established. The nominating committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our board of directors as quickly as possible.
POLICY ON TRADING, PLEDGING AND HEDGING OF COMPANY STOCK
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent, if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales, and purchases or sales of derivative securities or hedging transactions by our directors, executive officers, employees and certain designated consultants and contractors, including their affiliates. Our insider trading policy expressly prohibits, purchases or sales of puts, calls, or other derivative securities of our company or any derivative securities that provide the economic equivalent of ownership of our securities, or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities, at any time.

MEETINGS OF OUR BOARD OF DIRECTORS
Our board of directors met four times in 2022. Each board member attended 75% or more of the aggregate number of meetings of our board of directors and of the committees on which he or she served, held during the portion of the last year for which he or she was a director or committee member.
INFORMATION REGARDING COMMITTEES OF OUR BOARD OF DIRECTORS
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. The following table provides membership and meeting information for 2022 for each of the standing committees of our board of directors:
Name	Audit	Compensation	Nominating
Arthur “Abbie” Leibowitz, M.D., F.A.A.P.		X	X
Daniel S. Messina	X		X
Cindy Moon(1)	X		X
Douglas Murphy-Chutorian, M.D.
Wayne T. Pan, M.D., Ph.D.(2)	X	X
Total Meetings in 2022(3)	4	1	0

(1)
Ms. Moon resigned from our board of directors effective May 1, 2023. Mr. Semler replaced her on the audit committee in May 2023.

(2)
Dr. Pan was replaced by Dr. Leibowitz on the audit committee and Mr. Messina on the compensation committee effective April 3, 2023, and on May 31, 2023, the compensation committee was reconstituted with Messrs. Semler and Chang being appointed as the sole members of such committee.

(3)
In lieu of meeting in 2022, the audit committee acted one time by written consent, the compensation committee acted five times by written consent, and the nominating committee acted one time by written consent.

Below is a description of each standing committee of our board of directors.
Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.
Audit Committee
The audit committee of our board of directors was established by our board of directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the audit committee performs several functions. The audit committee appoints, determines funding for and oversees the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our company’s audit engagement team as required by law; review and approves or rejects transactions between our company and any related persons; confers with management and the independent auditors regarding the effectiveness of our internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed with the SEC in our annual and quarterly filings.

The audit committee is currently comprised of Mr. Messina (who serves as chairman), Dr. Leibowitz, and Mr. Semler. During 2022, the audit committee was comprised of Dr. Pan (who served as chairman until April 3, 2023 when he was replaced by Dr. Leibowitz as member and Mr. Messina as chairman), Mr. Messina and Ms. Moon (who was replaced by Mr. Semler in May 2023). The audit committee met four times in 2022 and acted one time by written consent. Our board of directors has adopted a written audit committee charter that is available to stockholders on our website at https://ir.semlerscientific.com/corporate-governance.
Our board of directors reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that the members of the audit committee are independent and have the requisite financial sophistication in accordance with Nasdaq listing standards. Our board of directors has also determined that Mr. Messina is an audit committee financial expert as defined under SEC rules.
Report of the Audit Committee of our Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of Semler Scientific, Inc. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 23, 2023.
/s/ Arthur Leibowitz
/s/ Daniel S. Messina
/s/ Eric Semler
The material in this report is not “soliciting material,” is not deemed “filed with the SEC and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The compensation committee is currently comprised of Messrs. Chang and Semler. During 2022 the compensation committee was comprised of Drs. Pan and Leibowitz (with Mr. Messina replacing Dr. Pan in April 2023 and Messrs. Chang and Semler replacing Dr. Leibowitz and Mr. Messina in May 2023). Our board of directors reviews the Nasdaq listing standards definition of independence for compensation committee members on an annual basis and has determined that the members of the compensation committee are independent in accordance with Nasdaq listing standards. The compensation committee met one time in 2022 and acted five times by written consent. Our board of directors has adopted a written compensation committee charter that is available to stockholders on our website at https://ir.semlerscientific.com/corporate-governance.
The compensation committee of our board of directors acts on behalf of our board of directors to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our chief executive officer and the other executive officers;

•
review and recommendation to our board of directors for approval of the compensation of our directors; and

•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the compensation committee meets as its members deem necessary or appropriate, but in no event less than annually. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with the chief executive officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
Under its charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The compensation committee did not engage a compensation consultant in 2022.
Nominating Committee
The nominating committee of our board of directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of our company (consistent with criteria approved by our board of directors), reviewing and evaluating incumbent directors, recommending to our board of directors for selection candidates for election to our board of directors and making recommendations to our board of directors regarding the membership of the committees of our board of directors, assessing the performance of our board of directors.
The nominating committee is currently comprised of Messrs. Chang, Semler, and Messina, all of whom are independent under applicable Nasdaq listing standards). During 2022, the nominating committee was comprised of Dr. Leibowitz, Mr. Messina, and Ms. Moon and The nominating committee did not meet in 2022 and acted one time by written consent. Our board of directors has adopted a written nominating committee charter that is available to stockholders on our website at https://ir.semlerscientific.com/corporate-governance.
The nominating committee intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The nominating committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the nominating committee typically considers diversity in the form of self-identified diversity attributes as well as diverse work experiences or socio-economic or demographic characteristics, skills and such other factors as it deems appropriate, given the current needs of our board of directors and our company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the nominating committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The nominating committee also takes into account the results of any self-evaluation conducted by our board of directors. In the case of new director candidates, the nominating committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The nominating committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
The nominating committee will consider director candidates recommended by stockholders. The nominating committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the nominating committee to become nominees for election to our board of directors may do so by delivering a written recommendation to our corporate secretary at the following address: 2340-2348 Walsh Avenue, Suite 2344, Santa Clara, California 95051, not less than 90 and not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Historically, we have not provided a formal process related to stockholder communications with our board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to our board of directors has been excellent.
CODE OF ETHICS
We have adopted a code of business conduct and ethics that applies to all officers, directors and employees. Our code of business conduct and ethics is available on our website at https://ir.semlerscientific.com/corporate-governance. Our code of business conduct and ethics is designed to meet the requirements of Item 406 of Regulation S-K. If we make any substantive amendments to our code of business conduct and ethics or grants any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Accordingly, our board of directors is asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Semler Scientific Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
Because the vote is advisory, it is not binding on our board of directors, the compensation committee of our board of directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the compensation committee of our board of directors intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy duly authorized voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter at the annual meeting will be required to approve the advisory vote on executive compensation.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3
APPROVAL OF AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Background
The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). As amended, DGCL Section 102(b)(7) now permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class action. It does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
Our board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our board of directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be affected, and the benefits our board of directors believes would accrue to our company by providing exculpation in accordance with amended DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
Our board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of our company and our stockholders to amend and restate the current exculpation and liability provisions in Article IX of our amended and restated certificate of incorporation (the “Restated Certificate”), to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to the Restate Certificated as the “Charter Amendment” in this proxy statement.
Text of Proposed Charter Amendment
The Restated Certificate currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend and restate Article IX of the Restated Certificate to include new paragraph B so that it would state in its entirety as follows:
“ARTICLE IX:
A.   Directors.   To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
B.   Officers.   To the fullest extent permitted by law, an Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an Officer.

If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of an Officer of the Corporation existing at the time of, or increase the liability of any Officer of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification. For purposes of this Article Ninth, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).”
The proposed Certificate of Amendment to the Restated Certificate of Incorporation (referred to in this Proposal 3 as the “Certificate of Amendment”) reflecting the foregoing Charter Amendment is included as Appendix A to this proxy statement.
Reasons for the Proposed Charter Amendment
Our board of directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, particularly in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of our company.
For the reasons stated above, on August 16, 2023, our board of directors determined that the proposed Charter Amendment is advisable and in the best interest of our company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the annual meeting. Our board of directors believes the proposed Charter Amendment would better position us to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.
The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.
Timing and Effect of the Charter Amendment
If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the annual meeting. Other than the replacement of the existing Article IX by the proposed amended and restated Article IX, the remainder of the Restated Certificate will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, the Restated Certificate will remain unchanged. In accordance with the DGCL, our board of directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

Vote Required
The affirmative vote of the holders of a majority of the outstanding shares will be required to approve the Charter Amendment.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF APPROVAL OF THE CHARTER AMENDMENT

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by our stockholders at the annual meeting. BDO USA, P.C. has audited our financial statements since 2013, covering applicable reporting periods since 2009.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm. However, the audit committee of our board of directors is submitting the selection of BDO USA, P.C. to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee of our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.
A representative of BDO USA, P.C. is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy duly authorized voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter at the annual meeting will be required to ratify the selection of BDO USA, P.C.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table presents fees for professional audit services rendered by BDO USA, LLP (n/ka/ BDO USA, P.C.) for the audit of our consolidated financial statements for the years ended December 31, 2022 and 2021. In addition to retaining BDO USA, P.C. to conduct an audit of the financial statements, we engage the firm from time to time to perform other services. The following table sets forth all fees incurred in connection with professional services rendered to us by BDO USA, P.C. during each of the last two fiscal years.
	Year Ended December 31,
Fee Type	2022	2021
Audit Fees	$463,380	$350,700
Total Fees	$463,380	$350,700
Audit Fees.   This category consists of the annual audit of our annual financial statements and the review of interim financial statements included in the quarterly reports.
PRE-APPROVAL POLICIES AND PROCEDURES.
The audit committee’s charter provides that the audit committee will approve the fees and other significant compensation to be paid to our independent auditors, and pre-approve all audit services and all non-audit services of independent auditors permitted under applicable law. The charter also provides that the audit committee may establish other pre-approval policies and procedures for the engagement of independent auditors to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the audit committee, provided that any pre-approval decision is reported to the audit committee at its next scheduled meeting. The audit committee has approved all audit and audit-related work covered by the audit fees, tax fees and all other fees.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF BDO USA, P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of September 1, 2023 by: (i) each current director, including the nominee for director; (ii) each of the named executive officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock and is based on 6,873,196 shares of our common stock issued and outstanding as of September 1, 2023. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after September 1, 2023 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in the following table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Information with respect to beneficial ownership by 5% stockholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act, as well as our records and other information known to us. Except as otherwise set forth in the footnotes to the following table, the address of each beneficial owner is c/o Semler Scientific, Inc., 2340-2348 Walsh Avenue, Suite 2344, Santa Clara, California 95051.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
AltraVue Capital, LLC(1)	437,227	6.4%
Topline Capital Management(2)	399,860	5.8%
Executive Officers and Directors:
William H.C. Chang(3)	883,499	12.9%
Dr. Arthur N. Leibowitz(4)	54,865	*
Daniel S. Messina(5)	13,410	*
Dr. Douglas Murphy-Chutorian(6)	784,571	10.3%
Eric Semler	568,221	8.3%
Andrew Weinstein(7)	30,000	*
Dan Conger	0	*
All directors and officers as a group (six persons)	2,306,514	30%

*
Less than 1%

(1)
Shares are held by AltraVue Capital, LLC. The address of AltraVue Capital is 11747 N.E. 1st Street, Suite 205, Bellevue, WA 98005-3018.

(2)
Shares are held by and for the benefit of Topline Capital Partners, LP (“TCP”). Topline Capital Management, LLC (“TCM”) is the investment manager and general partner of TCP, and Collin McBirney, as the member manager of TCM, may be deemed to beneficially own the shares held by TCP. Each of TCM and Mr. McBirney expressly disclaims beneficial ownership of the shares held by TCP except to the extent of its pecuniary interest therein. The address for each of TCP, TCM and Mr. McBirney is 544 Euclid Street, Santa Monica, CA 90402.

(3)
Includes (a) 300,000 shares held in four grantor retained annuity trusts for Mr. Chang and his spouse, (b) 341,991 shares held by the Chang Family Trust U/A DTD 10/23/2006 (the “Chang Family Trust”), for which Mr. and his spouse are co-trustees and share voting and investment control and (c) 241,508 shares held by Chang 2020 GP LP, for which Mr. Chang and his spouse are the managing members of its general partner, Chang 2020 GP, LLC, and share voting and investment control. The address for the Chang Family Trust, Chang 2020 GP LP, Mr. Chang and his spouse is 520 El Camino Real, 9th Floor, San Mateo.

(4)
Includes 50,000 shares underlying options to purchase shares of our common stock

(5)
Includes 5,000 shares underlying options to purchase shares of our common stock.

(6)
Includes 761,000 shares underlying options to purchase shares of our common stock. Options are held directly by Dr. Murphy-Chutorian. Shares are held in a family trust over which Dr. Murphy-Chutorian is co-Trustee with his spouse, and with whom he shares voting and investment power over such shares.

(7)
Reflects 30,000 shares underlying options to purchase shares of our common stock.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were in compliance, other than one late Form 4 filing by Douglas Murphy-Chutorian reporting one 10b5-1 plan sale transaction; two late form 4 filings by Daniel S. Messina reporting two transactions; and one late form 4 filing by each of Arthur N. Leibowitz, Cindy Moon and Wayne T. Pan, reporting one transaction each.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers, including their ages as of September 1, 2023. Biographical information for our chief executive officer and Class III director, Dr. Murphy-Chutorian, is included in Proposal 1.
Name	Age	Position(s)
Douglas Murphy-Chutorian, M.D.	69	chief executive officer and director
Renae Cormier	51	chief financial officer
Renae Cormier — Ms. Cormier has served as our chief financial officer since July 2023. Ms. Cormier will continue as the head of corporate communications and business strategy, a role she has held since May 2022. From 2001 until joining our company, Ms. Cormier held various positions at investment management firms. Most recently she was partner at Aravt Global from 2013 to 2022, where she was responsible for allocating investment capital in public and private companies across a variety of industries, as well as leading accounting focused risk management across the portfolio’s holdings. From 1997 to 2001 she was an auditor and provided mergers and acquisitions transaction advisory services at PricewaterhouseCoopers. Ms. Cormier holds a dual bachelor’s degree in accounting and finance from the University of Colorado.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth the information as to compensation paid to or earned by our (i) principal executive officer and (ii) the two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2022. These individuals are referred to as our named executive officers, and were our only executive officers during the year ended December 31, 2022. As none of our named executive officers received any stock awards, option awards or nonqualified deferred compensation earnings during the years ended December 31, 2022 and 2021, we have omitted those columns from the table.
SUMMARY COMPENSATION TABLE FOR FISCAL 2022
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Douglas Murphy-Chutorian, M.D.,	2022	$450,000	$0	$400,000	$20,459	$870,459
director and chief executive officer	2021	$400,000	$0	$400,000	$71,395	$871,395
Andrew B Weinstein, senior vice president, finance and accounting	2022	$353,750	$72,000	$0	$29,491	$455,241
	2021	$322,500	$66,000	$0	$46,201	$434,701
Daniel E. Conger,	2022	$216,500	$43,300	$0	$29,491	$289,291
vice president, finance	2021	$210,000	$44,500	$0	$44,328	$298,828

(1)
For Mr. Weinstein, 2022 reflects his salary increase effective March 15, 2022, and 2021 reflects his salary increase effective March 15, 2021.

(2)
For Mr. Conger, 2021 includes an additional $2,500 spot bonus.

(3)
The amounts represent performance-based cash incentives earned by Dr. Murphy-Chutorian based on the achievement of certain company goals and his target incentive compensation amount. Incentive compensation awards are paid annually, based on the achievement of the objectives set by the compensation committee of our board of directors at the beginning of the fiscal year.

(4)
Represents payment of health insurance premiums pursuant to the terms of employment agreements.

Named Executive Officer Compensation Arrangements
We enter into individually negotiated compensation arrangements with each of our named executive officers. Our named executive officers may receive salary, bonus and other benefits, such as the payment of health insurance premiums or other individually negotiated health benefits pursuant to the terms of their negotiated compensation package. We may also grant our named executive officers awards under our equity incentive plans.
Douglas Murphy-Chutorian, M.D.
At the time he joined our company as a director, and subsequently as our chief executive officer, Dr. Murphy-Chutorian did not have a formal employment agreement with our company. We engaged Dr. Murphy-Chutorian as an independent contractor, and he received sales commissions, and then later, a monthly stipend of $16,000, in addition to such sales commissions. In September 2012, Dr. Murphy-Chutorian became a director and, effective October 31, 2012, our chief executive officer, a position he has held since then (except from April 1-27, 2023). On November 11, 2013, we entered into an at-will employment agreement with Dr. Murphy-Chutorian, which governed his salary until his April 1, 2023 separation, and then executed a new employment agreement with him in May 25, 2023.
Under the terms of this prior at-will employment agreement, Dr. Murphy-Chutorian could have been terminated at any time and his job titles, salaries and benefits may be modified from time to time as we deemed necessary. In 2022, Dr. Murphy-Chutorian’s base salary was $450,000, with target incentive equal to 89% of base salary with up to $100,000 achievable per fiscal quarter based on certain predefined performance objectives.
On April 1, 2023, we and Dr. Murphy-Chutorian entered into a separation agreement and release, effective April 9, 2023, to provide for the following: (i) $450,000 in severance payments payable monthly for 12-months commencing 30 days after his last day of employment (which was originally May 1, 2023); (ii) up to nine months of COBRA reimbursement; (iii) the extension of his post-termination exercise period to the original expiration date for his outstanding options, all of which are fully vested; and (iv) our agreement to enter into a warrant repurchase agreement (the form of which was included with his separation and release agreement). The form of warrant repurchase agreement was to be entered into on a date to be mutually agreed with Dr. Murphy-Chutorian and but prior to July 31, 2023, and provided that we will repurchase outstanding warrants held by Dr. Murphy-Chutorian to acquire 16,875 shares of our common stock at $4.00 per share at a price to be based on the fair market value of the underlying shares on the date of such warrant repurchase net of the aggregate exercise price of the warrants (or $67,500). We entered into the warrant repurchase agreement on May 16, 2023.
On May 25, 2023, we entered into an interim employment agreement with Dr. Murphy-Chutorian providing for compensation and benefits consistent with his resuming his role as chief executive officer. Under such agreement. Dr. Murphy-Chutorian will provide services on an-at-will basis and is eligible to receive annual base salary of $450,000 and quarterly target bonus of $100,000 per quarter based on (for 2023) achieving increased revenue ($50,000) as compared to the prior year period and achieving profitably before taxes ($50,000) for the applicable quarter. Dr. Murphy-Chutorian remains eligible to continue to receive equity grants under our equity compensation plans and benefits on the same terms as other employees (including payment of life insurance policy, medical license fees and telecommunications charges).
Dr. Murphy-Chutorian’s new employment agreement suspended severance payments under his separation and release agreement unless and until his employment terminates and he signs a supplemental release, for which he will be paid $100. It was also clarified that the previously agreed severance will be paid to Dr. Murphy-Chutorian’s spouse in the event termination of employment is due to his death. We also agreed to reimburse up to $37,500 of documented out-of-pocket legal fees and legal expenses incurred in connection with negotiating and execution of the new employment agreement and the separation and release agreement.
Andrew B. Weinstein
On March 14, 2017, we entered into an at-will employment agreement with Mr. Weinstein, our former senior vice president, finance and accounting. Under the terms of the agreement, Mr. Weinstein could be terminated at any time and his job titles, salaries and benefits may be modified from time to time as we deem necessary. Effective March 15, 2022, Mr. Weinstein’s base salary was increased to $360,000 (from $330,000) with a discretionary bonus of $72,000 (increased $66,000). Mr. Weinstein ceased to be an executive officer in July 2023
Daniel E. Conger
On October 18, 2010, we entered into an at-will employment agreement with Mr. Conger, our former vice president of finance. Under the terms of the agreement, Mr. Conger can be terminated at any time and his job titles, salaries and benefits may be modified from time to time as we deem necessary. In 2022, Mr. Conger’s base salary was $216,500, with a discretionary bonus of $43,300. Effective January 1, 2023, Mr. Conger’s base salary is $229,000, with a discretionary bonus of $45,800. Mr. Conger ceased to be an executive officer in July 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR END
The following table provides information about the number of outstanding equity awards held by our named executive officers as of December 31, 2022. We have omitted certain columns from the table as we do not have any outstanding stock awards.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Douglas Murphy-Chutorian(1)	71,000	0	$2.10	11/08/2024
Douglas Murphy-Chutorian(1)	75,000	0	$1.96	12/31/2024
Douglas Murphy-Chutorian(1)	180,000	0	$3.44	07/20/2025
Douglas Murphy-Chutorian(1)	60,000	0	$2.56	12/31/2025
Douglas Murphy-Chutorian(1)	125,000	0	$2.23	02/17/2026
Douglas Murphy-Chutorian(1)	125,000	0	$1.72	01/19/2027
Douglas Murphy-Chutorian(1)	125,000	0	$8.00	12/31/2027
Andrew B. Weinstein(1)	30,000	0	$3.15	03/14/2027

(1)
All the above options are fully vested.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our company for each of the last two completed fiscal years. The table below presents information on the compensation of our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) in comparison to certain performance metrics for 2022 and 2021.
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(5)	Net Income (in thousands)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$870,459	$870,459	$372,266	$372,266	$35	$14,325
2021	$871,395	$871,395	$366,765	$366,765	$97	$17,222

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Doug Murphy-Chutorian (our chief executive officer (“CEO”)) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table”.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Murphy-Chutorian as computed in accordance with Item 402(v) of Regulation S-K. There were no adjustments required in accordance with Item 402(v) of Regulation S-K.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Dr. Murphy-Chutorian) in the “Total” column of the Summary Compensation Table in each applicable year. In 2022 and 2021, our non-CEO NEOs consisted of Andrew B. Weinstein, senior vice president finance, and Daniel E. Conger, vice president finance.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Murphy-Chutorian), as computed in accordance with Item 402(v) of Regulation S-K. There were no adjustments required in accordance with Item 402(v) of Regulation S-K.

(5)
Assumes $100 invested in our common shares on December 31, 2020, calculated based on the difference between the share price of our common stock at the end and the beginning of the measurements period, and reinvestment of all dividends. No dividends were paid in 2021 or 2022.

(6)
The dollar amounts reported represent the amount of net profit reflected in our consolidated audited financial statements for the applicable year.

Relationship Between “Compensation Actually Paid” and Performance
We generally seek to incentivize long-term performance. The single most important financial performance metric used to link compensation actually paid to our PEO to our company’s performance is net income. Compensation for our NEOs is fixed and not paid based on any financial performance metrics. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Income
Our company has historically looked to net income as a performance measure for our executive compensation program for our PEO, but not for our NEOs. Our net income was $17.2 million in 2021 and

$14.3 million in 2022. Our Compensation Actually Paid to our PEO and other NEOs was $0.9 million and $0.4 million, respectively in 2021 and $0.9 million and $0.4 million, respectively in 2022.
Compensation Actually Paid and Cumulative TSR
The compensation committee does not use TSR as a performance measure when making pay for performance decisions because we generally seek to incentivize long term performance based rather than yearly financial performance. Our Compensation Actually Paid to our PEO and other NEOs was $0.9 million and $0.4 million, respectively in 2021 and $0.9 million and $0.4 million, respectively in 2022. TSR using the Nasdaq Index assuming initial fixed investment on December 31, 2020 of $100, for the years ended December 31, 2021 and 2022 was $97 and $35, respectively.
All information provided above under the “Pay Versus Performance” and “Relationship Between “Compensation Actually Paid” and Performance”, headings will not be deemed to be incorporated by reference in any filing of our company under the Securities Act, where made before or after the date hereof and irrespective of any general incorporation language in any such filing

DIRECTOR COMPENSATION
The following table shows the compensation earned in the year ended December 31, 2022 by our non-employee directors. Our non-employee directors received only cash director fees and stock awards in 2022, so we have omitted certain columns from the table. The compensation information for Dr. Murphy-Chutorian, our chief executive officer and a director, is set forth in “Executive Compensation — Summary Compensation Table.” Dr. Murphy-Chutorian does not receive additional compensation for his services as an employee director.
DIRECTOR COMPENSATION FOR 2022
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Arthur “Abbie” Leibowitz, M.D., F.A.A.P.(3)	$67,500	$100,000	$167,500
Wayne T. Pan, M.D., Ph.D.(3)	$75,000	$100,000	$175,000
Cindy H. Moon(3)	$59,250	$100,000	$159,250
Daniel S. Messina(4)	$59,250	$175,000	$234,250

(1)
Consists of the annual retainer fee for service as a non-employee member of our board of directors or any board committee. For further information concerning such fees, see the section below entitled “— Non-Employee Director Compensation Policy.”

(2)
Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”).

(3)
Dr. Leibowitz is not sitting for re-election and his term as a Class II director will expire at the annual meeting. Dr. Pan was deemed to have resigned as a director on April 27, 2023. Ms. Moon indicated her intent not to stand for re-election in April 2023, and subsequently resigned from our board effective May 1, 2023.

(4)
Stock grants to Daniel Messina include $75,000 for additional director services.

Non-Employee Director Compensation Policy
Our non-employee director compensation program is currently as follows:
All non-employee directors are entitled to receive an annual $45,000 retainer for service as a board member ($82,500 for non-employee chairman of our board, if any) and an annual retainer for each committee on which they serve as a member:
•
$22,500 per year for service as chairman of the audit committee or $11,250 per year for service as a member of the audit committee;

•
$15,000 per year for service as chairman of the compensation committee or $7,500 per year for service as a member of the compensation committee;

•
$7,500 per year for service as chairman of the nominating committee or $3,000 per year for service as a member of the nominating committee.

Cash payments to non-employee directors are paid quarterly and pro-rated for directors who join our board or a board committee mid-year.
In January 2022, we provided equity compensation to each of our non-employee directors for service on our board consisting of 1,340 shares of our common stock, which awards were granted under the 2014 Stock Incentive Plan (the “2014 Plan”). The number of shares of common stock awarded was determined based on $100,000 divided by the closing price on the grant date and such stock awards were fully vested on the grant date. In February 2023, we granted common stock to each of our non-employee directors for service on our board consisting of 2,436 shares, which awards were granted under the 2014 Plan. The number of shares of common stock awarded was determined based on $100,000 divided by the closing price on the grant date and such stock awards were fully vested on the grant date.
We also granted Daniel Messina common stock awards in April, July and October of 2022 consisting of an aggregate 2,028 shares for additional director services related to of our investor relations function, which additional director stock awards were granted under the 2014 Plan. The number of shares of common stock awarded was determined based on $25,000 divided by the closing price on each such grant date and such stock awards were fully vested on the grant date.
Compensation-Related Risk
Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. The compensation committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. Our management, together with the compensation committee, reviews of our compensation programs, including our executive compensation program, to determine if such programs create risks that are likely to have a material adverse effect on our company. Based on this review, our board of directors believes that the level of risk associated with our compensation programs is not reasonably likely to have a material adverse effect on our company.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 (or if we are a “smaller reporting company” at such time, the lesser of (x) $120,000 or (y) 1% of our average total assets at year-end for the last two completed fiscal years) and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, the audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.
CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of our average total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Cooperation Agreement
On April 19, 2023, we entered into cooperation agreement with Eric Semler and William H.C. Chang, each of whom is the beneficial owner of more than 5% of our common stock.
Pursuant to the cooperation agreement, we agreed to (i) increase the size of our board of directors from five to seven directors, (ii) appoint Mr. Semler as an independent Class II director to fill one vacancy, with his term expiring at the 2023 annual meeting of stockholders, and to appoint Mr. Chang as an independent Class I director to fill the other vacancy, with his term expiring at our 2025 annual meeting of stockholders, (iii) appoint Mr. Semler as chairperson of our board of directors and (iv) appoint each of Mr. Semler and Mr. Chang to the nominating committee of our board. Under the cooperation agreement, we agreed to limit the size of our board of directors to no more than seven directors during the standstill period (as defined below).
Pursuant to the cooperation agreement, Messrs. Chang and Semler agreed to certain voting commitments for the duration of a standstill period, which is defined as the period commencing on the date of the cooperation agreement and ending upon the date that is the earlier of (i) 30 days prior to the deadline under our bylaws for the nomination of director candidates for election to our board of directors for the 2024 annual meeting of stockholders and (ii) 90 days prior to the first anniversary of the 2023 annual meeting of stockholders. Messrs. Chang and Semler also agreed to appear in person or by proxy at each meeting of our stockholders and to vote all of their shares of our common stock in accordance with our board of directors’ recommendation with (a) respect to the election, removal and/or replacement of directors, (b) the ratification of the appointment of our independent registered public accounting firm and (c) any other proposal that is submitted to our stockholders for their vote.
We also agreed to certain non-disparagement and no-litigation provisions in the cooperation agreement with Messrs. Chang and Semler, subject to certain exceptions.

Warrant Repurchase
On May 16, 2023, we entered into a warrant repurchase agreement with the Murphy-Chutorian Family Trust U/D/T dated January 13, 1997 (the “Trust”), of which Douglas Murphy-Chutorian, M.D., a member of our board of directors and our chief executive officer, is co-Trustee with his spouse and of which Dr. Murphy-Chutorian is a beneficiary. Pursuant to the agreement, we repurchased warrants held by the Trust to acquire an aggregate of 76,875 shares of our common stock, $0.001 par value per share, originally issued on June 7, 2012 (16,875 shares) with an exercise price of $4.00 per share and on July 31, 2013 (60,000 shares), with an exercise price of $4.50 per share, all of which had an expiration date of July 31, 2023. The repurchase of the warrants was made at an aggregate cash purchase price of $1,948,762.50 and reflects the difference between the aggregate exercise price of the warrants and the aggregate fair market value of the shares of our common stock underlying the warrants, based on the closing price of a share of our common stock on May 16, 2023, the date of the agreement. Following the warrant repurchase, the warrants were cancelled and are no longer issued and outstanding.
Employment of Immediate Family Members
We currently employ the brother-in-law and sister-in-law of Daniel E. Conger, our former vice president, finance from October 2010 to July 2023. Since January 1, 2021, we have paid such individuals an aggregate of $388,573 in salary and bonus payments.
Indemnity Agreements
We have entered into indemnity agreements with certain of our officers and our directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of our company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify us or your broker. Direct your written request to our corporate secretary at Semler Scientific, Inc., 2340-2348 Walsh Avenue, Suite 2344, Santa Clara, California 95051 or contact our corporate secretary, Renae Cormier, at 1-877-774-4211. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
September 8, 2023	By Order of the Board of Directors
/s/ Renae Cormier Renae Cormier Corporate Secretary

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SEMLER SCIENTIFIC, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Semler Scientific, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ONE:   This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).
TWO:   The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
THREE:   That Article IX of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:
“ARTICLE IX
A. Directors.   To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
B. Officers.   To the fullest extent permitted by law, an Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an Officer. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of an Officer of the Corporation existing at the time of, or increase the liability of any Officer of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification. For purposes of this Article Ninth, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).”
IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this      day of           , 2023.
SEMLER SCIENTIFIC, INC.
By:

Douglas Murphy-Chutorian.
Chief Executive Officer

SEMLER SCIENTIFIC, INC. Annual Meeting of StockholdersOctober 19, 2023 at 9:00 AM PDTThis Proxy is solicited on behalf of the Board of Directors of Semler Scientific, Inc.The undersigned hereby appoints Douglas Murphy-Chutorian, M.D. and Renae Cormier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Semler Scientific, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Semler Scientific, Inc. (the “Annual Meeting”) to be held at 9:00 AM PDT on October 19, 2023 and any adjournment or postponement thereof. The Annual Meeting will be held virtually. In order to attend the Annual Meeting, you must register at http://www.viewproxy.com/Semler/2023/htype.asp by 11:59 PM EDT on October 16, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further instructions on how to attend and vote at the Annual Meeting of Stockholders, please see “How can I attend the Annual Meeting” in the Questions and Answers about the Annual Meeting section of the Proxy Statement.This proxy will be voted as directed or, if no direction is given, will be voted “FOR” the nominee listed in Proposal 1, and “FOR” Proposal 2, Proposal 3 and Proposal 4. The proxies are authorized to vote in their discretion upon such other business not known as may properly come before the Annual Meeting or any postponements or adjournments thereof. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 2022 Annual Report are available at http://www.viewproxy.com/Semler/2023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE LISTED IN PROPOSAL 1, and “FOR” PROPOSALS 2, 3 AND 4. Please mark your votes like this Proposal 1 – To elect the following nominee to Class lI of our board of directors: FOR WITHHOLD 01 Eric Semler Proposal 2 – Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. FOR AGAINST ABSTAIN Proposal 3 – Approve an amendment to our amended and restated certiﬁcate of incorporation to limit the liability of certain company officers as permitted by recent amendments to Delaware law. FOR AGAINST ABSTAIN Proposal 4 – To ratify the selection by the Audit Committee of our board of directors of BDO USA, P.C. as our independent registered public accounting ﬁrm for the year ending December 31, 2023. FOR AGAINST ABSTAIN Date: Signature Change of Address — Please print new address below Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. VIRTUAL CONTROL NUMBER FOLD AND DETACH HERE AND READ THE REVERSE SIDE VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/SMLR Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.